UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2004

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6565 N. MacArthur Blvd.	75039
Irving, Texas	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (214) 689-4300

Not Applicable

(former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     On March 23, 2004, Commercial Metals Company (the “Company”) issued a press release announcing its financial results for the quarter ended February 29, 2004. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein (the “Press Release”).

     The information in this Item 9, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 12. Results of Operations and Financial Condition.

     The information included in the Press Release is also being furnished under this Item 12.

     The Press Release contains a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Exchange Act. In the Press Release, the Company has provided reconciliation of the non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States.

     The information in this Item 12, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL METALS COMPANY

By:	/s/ William B. Larson

Name:	William B. Larson
Title:	Vice President and Chief Financial Officer

Date: March 23, 2004

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 23, 2004.

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